EXHIBIT B
Notice of Proposed Class Action Settlement and Court Approval Hearing

[Proposed Order begins on following page.]

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF SOUTH CAROLINA
CHARLESTON DIVISION

IN RE: AQUEOUS FILM-FORMING FOAMS PRODUCTS LIABILITY LITIGATION	MDL No. 2:18-mn-2873-RMG This Document relates to: City of Camden, et al., v. 3M Company, No. 2:23-cv-XXXX-RMG

NOTICE OF PROPOSED CLASS ACTION SETTLEMENT AND COURT APPROVAL HEARING

TO:    All Active Public Water Systems in the United States of America that have one or more Impacted Water Sources as of Settlement DATE; and all Active Public Water Systems in the United States that do not have one or more Impacted Water Sources as of Settlement DATE and (i) are required to test for certain PFAS under UCMR-5, or (ii) serve more than 3,300 people.

A FEDERAL COURT APPROVED THIS NOTICE. PLEASE READ THIS NOTICE CAREFULLY, AS THE PROPOSED SETTLEMENT DESCRIBED BELOW MAY AFFECT YOUR LEGAL RIGHTS AND PROVIDE YOU WITH POTENTIAL BENEFITS. THIS IS NOT A NOTICE OF A LAWSUIT AGAINST YOU OR A SOLICITATION FROM A LAWYER.

    All capitalized terms not otherwise defined herein shall have the meanings set forth in the Settlement Agreement, available for review at www.PFASWaterSettlement.com.

I.    WHAT IS THE PURPOSE OF THIS NOTICE?

The purpose of this Notice is (i) to advise you of a proposed settlement (referred to as the “Settlement”) that has been reached with the defendant, 3M Company (“3M” or “Defendant”), in the above-captioned lawsuit (the “Action”) pending in the multi-district litigation in the United States District Court for the District of South Carolina (the “Court”); (ii) to summarize your rights in connection with the Settlement; and (iii) to inform you of a Court hearing to consider whether to grant final approval of the Settlement, to be held on DATE at TIME, before the Honorable Richard M. Gergel, United States District Judge of the United States District Court for the District of South Carolina, located at 85 Broad Street, Charleston, South Carolina 29401.

If you received this Notice about the proposed Settlement in the mail, then you have been identified as a potential Settlement Class Member according to the Parties’ records. Please read this Notice carefully.

II.    WHAT IS THE ACTION ABOUT?

Class Representatives are Public Water Systems that have filed actions against 3M and other defendants, which actions are currently pending in the above-referenced multi-district litigation (“MDL”).

Class Representatives have alleged that they have suffered harm resulting from the presence of PFAS in Drinking Water and/or the need to monitor for the presence of PFAS in Drinking Water, and that 3M is liable for damages and other forms of relief to compensate for such harm and costs.

In addition to the MDL, certain other cases asserting Released Claims are pending against 3M (collectively with the MDL, the “Litigation”).

There are numerous defendants in addition to 3M in the MDL and the cases that comprise the Litigation. Those other defendants are not part of this Settlement Agreement. The Class Representatives and Settlement Class Members will remain able to seek separate and additional PFAS-related recoveries from those other defendants in addition to the Settlement Amount here.

3M denies the allegations in the Litigation and all other allegations relating to the Released Claims; denies that it has any liability to Class Representatives, the Settlement Class, or any Settlement Class Member for any Claim of any kind; and would assert a number of legal and factual defenses against such Claims if they were litigated to conclusion (including against certification of any purported class for litigation purposes).

This Notice should not be understood as an expression of any opinion by the Court as to the merits of the Class Representatives’ Claims or the Defendant’s defenses.

III.    WHO IS PART OF THE PROPOSED SETTLEMENT?

The Class Representatives and 3M have entered into the Settlement Agreement to resolve Claims relating to PFAS contamination of Drinking Water in Public Water Systems. The Court has preliminarily approved the Settlement Agreement as fair, reasonable, and adequate. The Court will hold a Final Fairness Hearing, as described below, to consider whether to grant final approval of the Settlement.

The Settlement Class is defined as follows:

All Active Public Water Systems in the United States of America that have one or more Impacted Water Sources as of the Settlement DATE.

AND

All Active Public Water Systems in the United States that do not have one or more Impacted Water Sources as of the Settlement DATE and (i) are required to test for certain PFAS under UMCR-5, or (ii) serve more than 3,300 people, according to SDWIS.

Exhibits E and F to the Settlement Agreement, available for review at www.PFASWaterSettlement.com, list all Eligible Claimants known to Interim Class Counsel and 3M’s Counsel as of the Settlement Date. Not all Public Water Systems are potential Settlement Class Members; specifically excluded from the Settlement Class are:

i.    Non-Transient Non-Community Water Systems serving 3,300 or fewer people;

ii.    Transient Non-Community Water Systems of any size;

iii.    The Public Water Systems listed in Exhibit G to the Settlement Agreement, which are associated with a specific PFAS-manufacturing facility owned by 3M;

iv.    Any Public Water System that is owned by a state government, is listed in SDWIS as having as its sole “Owner Type” a “State government” (as set forth in Exhibit H to the Settlement Agreement), and lacks independent authority to sue and be sued;

v.    Any Public Water System that is owned by the federal government, is listed in SDWIS as having as its sole “Owner Type” the “Federal government” (as set forth in Exhibit I to the Settlement Agreement), and lacks independent authority to sue and be sued;

vi.    The Public Water Systems that are listed in Exhibit J to the Settlement Agreement and have previously settled their PFAS-related Claims against 3M; and

vii.    Any privately owned well that provides water only to its owner’s (or its owner’s tenant’s) individual household and any other system for the provision of water for human consumption that is not a Public Water System.

An Eligible Claimant must submit a timely notice if it believes it has been erroneously listed in any of the above-referenced Exhibits.

Per the Settlement Agreement, “Public Water System” means a system for the provision to the public of water for human consumption through pipes or other constructed conveyances,

if such system has at least fifteen (15) service connections or regularly serves an average of at least twenty-five (25) individuals daily at least sixty (60) days out of the year, consistent with the use of that term in the Safe Drinking Water Act, 42 U.S.C. § 300f(4)(A), and 40 C.F.R. Part 141. The term “Public Water System” includes (i) any collection, treatment, storage, and distribution facilities under control of the operator of such system and used primarily in connection with such system, and (ii) any collection or pretreatment storage facilities not under such control which are used primarily in connection with such system. Solely for purposes of the Settlement Agreement, the term “Public Water System” refers to a Community Water System of any size or a Non-Transient Non-Community Water System that serves more than 3,300 people, according to SDWIS; or any Person (but not any financing or lending institution) that has legal authority or responsibility (by statute, regulation, other law, or contract) to fund or incur financial obligations for the design, engineering, installation, operation, or maintenance of any facility or equipment that treats, filters, remediates, or manages water that has entered or may enter Drinking Water or any Public Water System; but does not refer to a Non-Transient Non-Community Water System that serves 3,300 or fewer people, according to SDWIS, or to a Transient Non-Community Water System of any size. It is the intention of the Settlement Agreement that the definition of “Public Water System” be as broad, expansive, and inclusive as possible.

Non-Transient Non-Community Water System means a Public Water System that is not a Community Water System and that regularly serves at least twenty-five (25) of the same persons over six (6) months per year, consistent with the use of that term in 40 C.F.R. Part 141.

Transient Non-Community Water System means a Public Water System that is not a Community Water System and that does not regularly serve at least twenty-five (25) of the same persons over six (6) months per year, consistent with the use of that term in 40 C.F.R. Part 141.

SDWIS means the U.S. EPA Safe Drinking Water Information System Federal Reporting Services system, as of [the Settlement Date], 2023.

IV.    WHAT ARE THE KEY TERMS OF THE PROPOSED SETTLEMENT?

The key terms of the proposed Settlement are as follows.

1.    Settlement Amount. 3M has agreed to pay an amount not less than $10,500,000,000 and not more than $12,500,000,000 (the “Settlement Amount”), subject to final approval of the Settlement by the Court and certain other conditions specified in the Settlement Agreement. 3M shall additionally pay up to $5,000,000 to cover costs incurred by the Notice Administrator in the course of executing the Notice Plan. Together, these payments from 3M constitute the “Settlement Funds.” Payments to Qualifying Class Members will be referred to as “Settlement Awards.” In no event shall 3M be required under the Settlement Agreement to pay any amounts above the Settlement Funds. Any fees, costs, expenses, or incentive awards payable under the Settlement Agreement shall be paid out of, and shall not be in addition to, the Settlement Funds.
2.    Settlement Benefit. Each Settlement Class Member that has not excluded itself from the Settlement Class will be eligible to receive a settlement check(s) from the Claims Administrator based on the Allocation Procedures developed by Class Counsel, which are subject to final approval by the Court as fair and reasonable.
3.    Settlement Administration. The Court has appointed a Special Master and Claims Administrator pursuant to Rule 53 of the Federal Rules of Civil Procedure (FRCP) to oversee the allocation of the Settlement Funds. They will adhere to their duties set forth herein and in the Settlement Agreement. The Special Master will generally oversee the Claims Administrator and make any final decision(s) related to any appeals by Qualifying Class Members or 3M and any ultimate decision(s) presented by the Claims Administrator. The Claims Administrator will perform the actual modeling, allocation, and payment distribution functions. The Claims Administrator will seek assistance from the Special Master when needed. The Claims Administrator may also seek the assistance of the Interim Class Counsel’s consultants who assisted in providing guidance in designing the Allocation Procedures.
4.     Allocation Procedures Overview. The Allocation Procedures (attached as Exhibit Q to the Settlement Agreement) were designed to fairly and equitably allocate the Settlement Amount among Qualifying Class Members to resolve PFAS contamination of Drinking Water in Public Water Systems in such a way that reflects factors used in designing a water treatment system in connection with such contamination. The volume of impacted water and the degree of impact are the main factors in calculating the cost of treating PFAS; the Allocation Procedures use formulas to arrive at the amounts due to equitably compensate Qualifying Class Members for PFAS-related treatment.
5.    Claims Form Process. The Claims Administrator will verify that each entity that submits a Claim Form is a Qualifying Class Member and will confirm the category into which the Class Member falls.
    Qualifying Class Members fall into one of two categories: Phase One Qualifying Class Members or Phase Two Qualifying Class Members. Phase One Qualifying Class Members will be allocated $6,875,000,000. Phase Two Qualifying Class Members’ allocation will be between $3,625,000,000 and $5,625,000,000, depending on the factors and process set forth in the Allocation Procedures.
o    A Phase One Qualifying Class Member is an Active Public Water System in the United States that has one or more Impacted Water System as of the Settlement DATE. Each Phase One Qualifying Class Member must test each of its Water Sources for PFAS; request from the laboratory that performs the analyses all analytical results, including the actual numeric values of all analytical results; and submit or cause the testing laboratory to submit detailed

PFAS test results to the Claims Administrator on a Claims Form(s) by dates specified below and on the Settlement website, available at www.PFASWaterSettlement.com. The Claims Administrator will establish three separate funds for the benefit of Phase One Qualifying Class Members. Such Settlement Class Members will be eligible for compensation from at least one and potentially more of these funds. These funds and the criteria the Claims Administrator will use to determine the amount each Phase One Qualifying Class Member will receive from them are fully described in the Allocation Procedures in Exhibit Q to the Settlement Agreement.
o    A Phase Two Qualifying Class Member is an Active Public Water System in the United States that does not have one or more Impacted Water Sources as of the Settlement DATE and (i) is required to test for certain PFAS under UCMR-5 or (ii) serves more than 3,300 people. Each Phase Two Qualifying Class Member must test each of its Water Sources for PFAS; request from the laboratory that performs the analyses all analytical results, including the actual numeric values; and submit or cause the testing laboratory to submit detailed PFAS test results to the Claims Administrator on a Claims Form within forty-five (45) calendar days after receiving the test results, absent what the Claims Administrator deems in writing to be an extraordinary circumstance, and no later than July 1, 2026. The Claims Administrator will establish four separate funds for the benefit of Phase Two Qualifying Class Members. These funds and the criteria the Claims Administrator will use to determine the amount each Phase Two Settlement Class Member will receive from them are fully described in the Allocation Procedures.

The initial step for establishing Settlement Class membership and eligibility for compensation from the Settlement Amount is the completion of the relevant Claims Form. The term “Claims Form” may refer to any of seven separate forms:
1.    Phase One Public Water System Settlement Claims Form;
2.    Phase One Supplemental Fund Claims Form;
3.    Phase One Special Needs Fund Claims Form;
4.    Phase Two Testing Compensation Claims Form;
5.    Phase Two Action Fund Claims Form;
6.    Phase Two Supplemental Fund Claims Form; and
7.    Phase Two Special Needs Fund Claims Form.
    These Claims Forms will be available online at the Settlement website and can be submitted to the Claims Administrator electronically or on paper. The Claims Forms will vary depending on the applicable Settlement Class membership category (Phase One or Phase Two) and on the specific fund or funds from which compensation is sought.
    The Claims Administrator will review each Claims Form, verify the completeness of the data it contains, and follow up as appropriate, including to notify Settlement Class Members of the need to cure deficiencies in their submission(s), if any. Based on the data in the Claims Forms, the Claims Administrator will then confirm Settlement Class membership and category and determine the amount each Settlement Class Member is owed from each fund from which the Settlement Class Member seeks compensation. Should any portion of the Settlement Amount remain following the completion of the Claims Forms process, it will be distributed to Qualifying Class Members on a pro rata basis as explained in the Settlement Agreement and Allocation Procedures. None of any such remaining Settlement Amount shall be returned to 3M.

5.    Payment of Settlement Amount. 3M shall pay or cause to be paid the Settlement Funds in accordance with the payment terms set forth in the Settlement Agreement and the Payment Schedule in Exhibit K to that Agreement. If the Settlement does not become final, 3M is entitled to a refund of the unused Settlement Amount, and no distribution to Settlement Class Members will occur.

6.    Release. All Settlement Class Members that have not excluded themselves from the Settlement Class will release certain Claims against 3M, its affiliates, predecessors, and successors, and certain other Persons and entities as set forth in the Settlement Agreement. This is referred to as the “Release.” Generally speaking, the Release will prevent any Settlement Class Member from bringing any lawsuit against 3M or making any Claims resolved by the Settlement Agreement.

The Release, as set forth in Section 11 of the Settlement Agreement, will be effective as to every Settlement Class Member that has not excluded itself from the Settlement Class, regardless of whether or not that Settlement Class Member files a Claims Form or receives any distribution from the Settlement.

7.    Attorney Fee/Litigation Cost and Class Representative Awards. The Court will determine the amounts of attorneys’ fees and expenses to award to Class Counsel from the Settlement Amount for investigating the facts and law in the Action, the massive amount of litigation surrounding the Action, the trial preparations, and negotiating the proposed Settlement. Class Counsel will request an award of attorneys’ fees and costs. Class Counsel will make their request in a motion for attorneys’ fees and costs in accordance with Section 8.8 of the Settlement Agreement. Class Counsel intend to file a motion for an award of attorneys’ fees and costs that will request that amounts due under the Common-Benefit Holdback Assessment provisions in Case Management Order No. 3, private attorney/client contracts, and fees of Class Counsel all be paid from the Qualified Settlement Fund.

Class Counsel will make their request in a motion to be filed with the Court not less than twenty (20) calendar days before Objections are due pursuant to Paragraphs 8.4, 8.7, and 8.8 of the Settlement Agreement. After the motion is filed, copies will be available from Class Counsel, the Settlement website (www.PFASWaterSettlement.com), or the Court docket for City of Camden, et al., v. 3M Company, No. 2:23-cv-XXXX-RMG.

Any attorneys’ fees, costs, and expenses approved by the Court will be paid from the Settlement Amount.

8.    Settlement Administration. All fees, costs, and expenses incurred in the administration and/or work by the Notice Administrator, including fees, costs, and expenses of the Notice Administrator, as well as the costs of distributing notice, shall be paid from the Settlement Funds. All fees, costs, and expenses incurred in the administration and/or work by the Claims Administrator, including fees, costs, and expenses of the Claims Administrator, shall be paid from the Settlement Amount. All fees, costs, and expenses incurred in the administration and/or work by the Special Master, including fees, costs, and expenses of the Special Master, shall be paid from the Settlement Amount. 3M shall have no obligation to pay any such fees, costs, and expenses other than the Settlement Funds.

9.    Dismissal of the Litigation. If the Settlement is approved by the Court and becomes final, all pending Litigation will be dismissed with prejudice to the extent it contains Released Claims. If the Settlement is not approved by the Court or does not become final for any reason, the Litigation will continue, and Class Members will not be entitled to receive any Settlement Award.

THE PARAGRAPHS ABOVE PROVIDE ONLY A GENERAL SUMMARY OF THE TERMS OF THE PROPOSED SETTLEMENT. YOU CAN REVIEW THE SETTLEMENT AGREEMENT ITSELF FOR MORE INFORMATION ABOUT THE EXACT TERMS OF THE SETTLEMENT. THE SETTLEMENT AGREEMENT IS AVAILABLE AT WWW.PFASWATERSETTLEMENT.COM.

V.    HOW WILL THE SETTLEMENT AMOUNT BE DIVIDED AMONG CLASS MEMBERS?

1.    Baseline Testing.

Phase One Qualifying Class Members
Each Phase One Qualifying Class Member must perform Baseline Testing. Baseline Testing requires each Phase One Qualifying Class Member to test each of its Water Sources for PFAS; request from the laboratory that performs the analyses all analytical results, including the actual numeric values of all analytical results; and submit or cause the testing laboratory to submit detailed PFAS test results to the Claims Administrator on a Claims Form(s) by dates specified below.

Any Water System tested on or before the Settlement DATE, using a state- or federal-approved methodology and found to contain a Measurable Concentration of PFAS, does not need to be tested again for purposes of Baseline Testing.

Any Water Source tested prior to January 1, 2019, that did not result in a Measurable Concentration of PFAS, must retest to meet Baseline Testing requirements. If a Water Source tested January 1, 2019, or later, and it did not result in a Measurable Concentration of PFAS, no further testing of that Water Source is required.

Baseline Testing requires the following:
i.    PFAS tests must be conducted at a minimum for PFAS analytes for which UCMR-5 requires testing, and

ii.    the PFAS test results must report any Measurable Concentration of PFAS, regardless of whether the level of PFAS detected in the water is above or below UCMR-5’s relevant minimum reporting level.

Each Phase One Qualifying Class Member will verify in its Claims Form that it has tested all its Water Sources for PFAS. Failure to test and submit Qualifying Test Results for Water Sources will disqualify Water Sources from consideration for present and future payments.

Phase Two Qualifying Class Members
Each Phase Two Qualifying Class Member must perform Baseline Testing. Baseline Testing requires each Phase Two Qualifying Class Member to test each of its Water Sources for PFAS; request from the laboratory that performs the analyses all analytical results, including the actual numeric values of all analytical results; and submit or cause the testing laboratory to submit detailed PFAS test results to the Claims Administrator on a Claims Form within forty-five (45) calendar days after receiving the test results, absent what the Claims Administrator deems in writing to be an extraordinary circumstance, and no later than July 1, 2026.

Baseline Testing requires the following:
i.    PFAS tests must be conducted at a minimum for PFAS analytes for which UCMR-5 requires testing, and
ii.    the PFAS test results must report any Measurable Concentration of PFAS, regardless of whether the level of PFAS detected in the water is above or below UCMR-5’s relevant minimum reporting level.

Each Phase Two Qualifying Class Member will verify in its Claims Form that it has tested all its Water Sources for PFAS. Failure to test and submit Qualifying Test Results for Water Sources will disqualify Water Sources from consideration for present and future payments.

A Phase Two Qualifying Class Member that does not fully and timely satisfy these Phase Two Baseline Testing requirements shall be presumed to lack any Impacted Water Source and thus may be declared by the Claims Administrator to be ineligible to receive further payment from Phase Two.

Baseline Testing may be performed by any laboratory accredited or certified by a state government or federal regulatory agency for PFAS analysis that uses any state or federal agency-approved or -validated PFAS analytical method that is consistent with (or stricter) than the requirements of UCMR-5.

Class Counsel has arranged for discounted testing with the following laboratory to assist Class Members with Baseline Testing. The listed laboratory will forward the test results to the Claims Administrator. There is no requirement to use the listed laboratory.

    Eurofins
    Telephone Number: 916-374-4499
Website: https://www.eurofinsus.com/environment-testing/pfas-testing/pfas-water-provider-settlement/

2.    Base Scores for Water Sources. The Allocation Procedures are designed to allocate money based on factors that dictate the costs of water treatment. It is well documented in the scientific literature and well known throughout the public water industry that the costs associated with water treatment consist of 1) capital costs and 2) operations and maintenance costs. Capital costs are mainly driven by the Impacted Water Source’s flow rate. Operations and maintenance costs are mainly driven by flow rate and the levels of PFAS in the water. The Allocation Procedures utilize proxies for capital costs and operations and maintenance costs to generate a Base Score for each Impacted Water Source. The Claims Administrator will input the flow rates and PFAS concentrations from the Claims Forms into an EPA-derived formula that calculates a Base Score for each Impacted Water Source.

3.    Adjusted Base Scores. Certain Class Members will be eligible for increases, or bumps, to their Base Scores. Based on the Claims Forms submitted, the Claims Administrator will determine if a Class Member is eligible for three available enhancements to the score: the Litigation Bump, the Public Water Provider Bellwether Bump (or Bellwether Bump), and the Regulatory Bump. A Class Member may qualify for none, one, or multiple bumps.

The Litigation Bump applies to all Qualifying Class Members that have a pending lawsuit filed in a state or federal court asserting Claims against 3M related to alleged PFAS contamination of Drinking Water in Public Water Systems. The Bellwether Bump applies to the Impacted Water Sources that are owned or operated by Qualifying Class Members that served as one of the ten Public Water Provider Bellwether Plaintiffs. The Regulatory Bump will apply when an Impacted Water Source exceeds (i) an applicable state Maximum Contaminant Level (MCL) for a PFAS analyte or (ii) the proposed federal MCL for a PFAS analyte. The Claims Administrator will consider all Proposed Federal PFAS MCL and existing state MCLs for PFAS chemicals existing on the date the Court issues a Final Approval to determine if an Impacted Water Source has ever exceeded any applicable standard during the Class Period.

After the Claims Administrator applies the appropriate bumps to each Impacted Water Source, the Claims Administrator will use the new Adjusted Base Scores to determine how much of the Settlement Amount each Impacted Water Source will receive.

4.    Settlement Awards. The information required to calculate Settlement Awards is not publicly available and is only obtainable through the Claims Forms submitted by Class Members. Thus, the Settlement Awards that each Class Member will receive is not determinable until the Claims Administrator analyzes all the Claims Forms submitted by the Claims Form deadline.

5.    Special Needs Funds. Special Needs Funds will be established by the Claims Administrator for Phase One and Phase Two Qualifying Class Members that have expended monetary resources on extraordinary efforts to address PFAS detections in their Impacted Water Sources. Class Members can file a Special Needs Fund Claims Form to be considered for reimbursement of these expenditures.

6.    Supplemental Funds. The Claims Administrator will also establish Phase One and Phase Two Supplemental Funds so that a Qualifying Class Member that did not initially exceed a state or federal MCL when it submitted its Claims Form can request additional funds if it later exceeds a state or federal MCL, and so that a Qualifying Class Member with a Water Source that initially did not have a Qualifying Test Result showing a Measurable Concentration of PFAS and later had such a Qualifying Test Result can request additional funds.

VI.    WHO REPRESENTS THE SETTLEMENT CLASS?

The Court has appointed the attorneys from the following law firms to act as counsel for the Class (referred to as “Class Counsel” or “Plaintiffs’ Counsel”) for purposes of the proposed Settlement:

Scott Summy Baron & Budd, P.C. 3102 Oak Lawn Ave., Ste. 1100 Dallas, Texas 75219	Michael A. London Douglas & London 59 Maiden Lane, 6th Floor New York, NY 10038	Paul J. Napoli Napoli Shkolnik 1302 Av. Ponce de Leon San Juan, Puerto Rico 00907
Elizabeth A. Fegan Fegan Scott LLC 150 S. Wacker Drive, 24th Floor Chicago, IL 60606

VII.    WHAT ARE THE REASONS FOR THE PROPOSED SETTLEMENT?

Class Counsel, Class Representatives, and 3M have engaged in extensive, arm’s-length negotiations, including negotiations facilitated by a Court-appointed mediator, and have, subject to the Preliminary and Final Approval of the Court, reached an agreement to settle and release all Released Claims, on the terms and conditions set forth in the Settlement Agreement.

Class Representatives and Class Counsel have concluded, after a thorough investigation and after carefully considering the relevant circumstances, including the Claims asserted, the legal and factual defenses thereto, the applicable law, the burdens, risks, uncertainties, and expense of litigation, as well as the fair, cost-effective, and assured method of resolving the Claims, that it would be in the best interests of Settlement Class Members to participate in the Settlement in order to avoid the uncertainties of litigation and to ensure that the benefits reflected herein are obtained for Settlement Class Members. Further, Class Representatives and Class Counsel consider the Settlement set forth herein to be fair, reasonable, and adequate and in the best interests of Settlement Class Members.

3M, while continuing to deny any violation, wrongdoing, or liability with respect to any and all Claims asserted in the Litigation and all Released Claims, either on its part or on the part of any of the Released Parties, entered into the Settlement Agreement to avoid the expense, inconvenience, and distraction of further litigation.

VIII.    WHAT DO YOU NEED TO DO NOW?

YOU CAN PARTICIPATE IN THE SETTLEMENT. You must file a Claims Form to be eligible to receive a payment under the Settlement Agreement. You can submit your Claims Form online at www.PFASWaterSettlement.com, or you can download, complete, and mail your Claims Form to the Claims Administrator at AFFF Public Water System Claims, PO Box

4466, Baton Rouge, Louisiana 70821. The deadline to submit a Claims Form is DEADLINE DATE.

Regardless of whether you file a Claims Form or receive any distribution under the Settlement, unless you timely opt out as described below, you will be bound by the Settlement and any judgment or other final disposition related to the Settlement, including the Release set forth in the Settlement Agreement, and will be precluded from pursuing Claims against 3M separately if those Claims are within the scope of the Release.

YOU CAN OPT OUT OF THE SETTLEMENT. If you do not wish to be a Settlement Class Member, and do not want to participate in the Settlement and receive funds from the Settlement, you may exclude yourself from the Settlement Class by completing and mailing a notice of intention to opt-out (referred to as a “Request for Exclusion” or an “Opt-Out”). Anyone within the Settlement Class that wishes to opt out of the Settlement Class and Settlement must file a written and signed statement entitled “Request for Exclusion” with the Notice Administrator, provide service in accordance with Federal Rule of Civil Procedure 5, and comply with all Opt-Out provisions of the Settlement Agreement.

To be treated as valid, the Request for Exclusion must be served on the Notice Administrator, the Special Master, the Claims Administrator, Counsel for 3M, and Class Counsel at the addresses below.

Notice Administrator:

In re: Aqueous Film-Forming Foams Products Liability Litigation c/o 3M Notice Administrator 1650 Arch Street, Suite 2210 Philadelphia, PA 19103

Special Master:

Matthew Garretson Wolf/Garretson LLC P.O. Box 2806 Park City, UT 84060

Claims Administrator:

AFFF Public Water System Claims PO Box 4466 Baton Rouge, LA 70821

Counsel for 3M:

Kevin H. Rhodes
Executive Vice President and Chief Legal Affairs Officer
Legal Affairs Department
3M Company
3M Center, 220-9E-01
St. Paul, MN 55144-1000

Thomas J. Perrelli
Jenner & Block LLP
1099 New York Avenue, N.W., Suite 900
Washington, DC 20001-4412

Richard F. Bulger
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606

Class Counsel:

Scott Summy Baron & Budd, P.C. 3102 Oak Lawn Ave., Ste. 1100 Dallas, Texas 75219	Michael A. London Douglas & London 59 Maiden Lane, 6th Floor New York, NY 10038	Paul J. Napoli Napoli Shkolnik 1302 Av. Ponce de Leon San Juan, Puerto Rico 00907
Elizabeth A. Fegan Fegan Scott LLC 150 S. Wacker Drive, 24th Floor Chicago, IL 60606

The Request for Exclusion must be received by the Notice Administrator no later than DEADLINE.

The Request for Exclusion must certify, under penalty of perjury in accordance with 28 U.S.C. § 1746, that the filer has been legally authorized to exclude the Person from the Settlement and must provide:

    an affidavit or other proof of the Settlement Class Member’s standing;

    the filer’s name, address, telephone, facsimile number and email address (if available); and

    the name, address, telephone number, and e-mail address (if available) of the Person whose exclusion is requested.

Any Person that submits a timely and valid Request for Exclusion shall not (i) be bound by any orders or judgments effecting the Settlement; (ii) be entitled to any of the relief or other benefits provided under the Settlement Agreement; (iii) gain any rights by virtue of the Settlement Agreement; or (iv) be entitled to submit an Objection.

    If you own or operate more than one Public Water System and are authorized to determine whether to submit Requests for Exclusion on those Public Water Systems’ behalf, you may submit a Request for Exclusion on behalf of some of those Public Water Systems but not the other(s). You must submit a Request for an Exclusion on behalf of each such Public Water System that you wish to opt out of the Settlement Class. Any Public Water System that is not specifically identified in a Request for Exclusion will remain in the Settlement Class.

Any Settlement Class Member that does not submit a timely and valid Request for Exclusion submits to the jurisdiction of the Court and, unless the Settlement Class Member submits an Objection that complies with the provisions of the Settlement Agreement, shall waive and forfeit any and all objections the Settlement Class Member may have asserted.

YOU CAN OBJECT OR TAKE OTHER ACTIONS. Any Settlement Class Member who has not successfully excluded itself (“opted out”) may object to the Settlement. Any Settlement Class Member that wishes to object to the Settlement or to an award of fees or expenses to Class Counsel must file a written and signed statement designated “Objection” with the Clerk of the Court, provide service on 3M’s Counsel and Class Counsel at the addresses below in accordance with Federal Rule of Civil Procedure 5, and comply with all Objections provisions of the Settlement Agreement. Objections submitted by any Settlement Class Member to incorrect locations shall not be valid.

Clerk of the Court:

Clerk, United States District Court for the District of South Carolina 85 Broad Street Charleston, SC 29401

Counsel for 3M:

Kevin H. Rhodes
Executive Vice President and Chief Legal Affairs Officer
Legal Affairs Department
3M Company
3M Center, 220-9E-01
St. Paul, MN 55144-1000

Thomas J. Perrelli
Jenner & Block LLP
1099 New York Avenue, N.W., Suite 900
Washington, DC 20001-4412

Richard F. Bulger
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606

Class Counsel:

Scott Summy Baron & Budd, P.C. 3102 Oak Lawn Ave., Ste. 1100 Dallas, Texas 75219	Michael A. London Douglas & London 59 Maiden Lane, 6th Floor New York, NY 10038	Paul J. Napoli Napoli Shkolnik 1302 Av. Ponce de Leon San Juan, Puerto Rico 00907
Elizabeth A. Fegan Fegan Scott LLC 150 S. Wacker Drive, 24th Floor Chicago, IL 60606

All Objections must certify, under penalty of perjury in accordance with 28 U.S.C. § 1746, that the filer has been legally authorized to object on behalf of the Settlement Class Member and must provide:
    an affidavit or other proof of the Settlement Class Member’s standing;
    the filer’s name, address, telephone, facsimile number and email address (if available);
    the name, address, telephone, facsimile number and email address (if available) of the Person whose Objection is submitted;
    all objections asserted by the Settlement Class Member and the specific reason(s) for each objection, including all legal support and evidence the Settlement Class Member wishes to bring to the Court’s attention;

    an indication as to whether the Settlement Class Member wishes to appear at the Final Fairness Hearing; and
    the identity of all witnesses the Settlement Class Member may call to testify.
        The deadline to submit an Objection is DEADLINE DATE.

    Settlement Class Members may object either on their own or through any attorney hired at their own expense. If a Settlement Class Member is represented by counsel, the attorney must file a notice of appearance with the Clerk of Court no later than the date ordered by the Court for the filing of Objections and serve such notice in accordance with Federal Rule of Civil Procedure 5 within the same time period.

    Any Settlement Class Member that fully complies with the provisions for objecting may, at the Court’s discretion, appear at the Final Fairness Hearing to object to the Settlement or to the award of fees and costs to Class Counsel. Any Settlement Class Member that fails to comply with the provisions of the Settlement Agreement for objecting shall waive and forfeit any and all objections the Settlement Class Member may have asserted.

IX.    WHAT WILL HAPPEN AT THE FINAL FAIRNESS HEARING?

Before deciding whether to grant final approval to the Settlement, the Court will hold the Final Fairness Hearing in Courtroom XX of the U.S. Courthouse, 85 Broad Street, Charleston, South Carolina 29401, on DATE. At that time, the Court will determine, among other things, (i) whether the Settlement should be granted final approval as fair, reasonable, and adequate, (ii) whether the Action should be dismissed with prejudice pursuant to the terms of the Settlement Agreement, (iii) whether the Settlement Class should be conclusively certified for settlement purposes only, (iv) whether Settlement Class Members should be bound by the Release set forth in the Settlement Agreement, (v) the amount of attorneys’ fees and costs to be awarded to Class Counsel, if any, and (vi) the amount of the award to be made to the Class Representatives for their services, if any. The Final Fairness Hearing may be postponed, adjourned, or continued by Order of the Court without further notice to the Class.

X.    HOW CAN YOU GET ADDITIONAL INFORMATION ABOUT THE ACTION, THE PROPOSED SETTLEMENT, THE SETTLEMENT AGREEMENT, OR THE NOTICE?

The descriptions of the Action, the Settlement, and the Settlement Agreement in this Notice are only a general summary. In the event of a conflict between this Notice and the Settlement Agreement, the terms of the Settlement Agreement control. All papers filed in this case, including the full Settlement Agreement, are available for you to inspect and copy (at your cost) at the office of the Clerk of Court, the Settlement website, or online through the Court’s electronic docket. A copy of the Settlement Agreement may also be obtained from Class Counsel by contacting them at the addresses or telephone numbers set forth above. Any questions concerning this Notice, the Settlement Agreement, or the Settlement may be directed to Class Counsel. You may also seek the advice and counsel of your own attorney, at your own expense, if you desire.

XI.    DO NOT WRITE OR TELEPHONE THE COURT, THE CLERK’S OFFICE, OR DEFENDANT WITH ANY QUESTIONS ABOUT THIS NOTICE, THE SETTLEMENT, OR THE SETTLEMENT AGREEMENT. WHAT ARE THE ADDRESSES YOU MAY NEED?

If to the Notice Administrator:

In re: Aqueous Film-Forming Foams Products Liability Litigation c/o Notice Administrator 1650 Arch Street, Suite 2210 Philadelphia, PA 19103

If to the Claims Administrator:

AFFF Public Water System Claims PO Box 4466 Baton Rouge, LA 70821

If to the Clerk of the Court:

Clerk, United States District Court for the District of South Carolina 85 Broad Street Charleston, SC 29401

If to the Special Master:

Matthew Garretson Wolf/Garretson LLC P.O. Box 2806 Park City, UT 84060

If to the Class Representatives, Class Counsel, or Settlement Class Members:

Scott Summy Baron & Budd, P.C. 3102 Oak Lawn Ave., Ste. 1100 Dallas, Texas 75219	Michael A. London Douglas & London 59 Maiden Lane, 6th Floor New York, NY 10038	Paul J. Napoli Napoli Shkolnik 1302 Av. Ponce de Leon San Juan, Puerto Rico 00907
Elizabeth A. Fegan Fegan Scott LLC 150 S. Wacker Drive, 24th Floor Chicago, IL 60606

If to Counsel for 3M:

Kevin H. Rhodes
Executive Vice President and Chief Legal Affairs Officer
Legal Affairs Department
3M Company
3M Center, 220-9E-01
St. Paul, MN 55144-1000

Thomas J. Perrelli
Jenner & Block LLP
1099 New York Avenue, N.W., Suite 900
Washington, DC 20001-4412

Richard F. Bulger
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606

XII.    WHAT YOU MUST INCLUDE IN ANY DOCUMENT YOU SEND REGARDING THE ACTION.

In sending any document to the Notice Administrator, Claims Administrator, the Court, Class Counsel, or 3M’s Counsel, you must include the following case name and identifying number on any documents and on the outside of the envelope:

In re: Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D.S.C.), this document relates to: [Class Complaint caption]

You must also include your full name, address, email address, and a telephone number where you can be reached.

XIII.    WHAT IMPORTANT DEADLINES YOU NEED TO KNOW.

Deadline Description	Deadline Trigger	Deadline Date
Phase One Public Water System Settlement Claims Form	Effective Date + 60 Days	MM/DD/YYYY
Phase One Special Needs Claims Form	Claims Form Deadline + 45 Days	MM/DD/YYYY
Phase One Supplemental Fund Claims Form	TBD	12/31/2030
Phase Two Testing Compensation Claims Form	TBD	MM/DD/YYYY
Phase Two Action Fund Claims Form	TBD	6/30/2026
Phase Two Special Needs Claims Form	Phase Two Action Fund Claims Form Deadline + 45 Days	8/14/2026
Phase Two Supplemental Fund Claims Form	TBD	12/31/2030

________________________________
The Honorable Richard M. Gergel                DATED: ______________________
UNITED STATES DISTRICT JUDGE

NOTICE OF 3M CLASS ACTION SETTLEMENT
IN RE: [CLASS ACTION COMPLAINT CAPTION]

United States District Court, District of South Carolina – Charleston Division
MDL No. 2:18-mm-2873

PLEASE NOTE, the enclosed correspondence relates to the Settlement with 3M.
YOU MAY RECEIVE ADDITIONAL CORRESPONDENCE RELATING TO ADDITIONAL SETTLEMENTS WITH OR JUDGMENTS INVOLVING OTHER DEFENDANT(S).

Please be aware that documents associated with one Settling Defendant may appear similar to documents associated with another Settling Defendant. However, each Settlement has its own specific terms and conditions, and each set of documents should be carefully reviewed with this in mind. Please visit www.PFASWaterSettlement.com for more information and to review settlement-related documents.

SETTLEMENT WEBSITE FOR FILING YOUR CLAIM FOR SETTLEMENT PAYMENT
WWW.PFASWATERSETTLEMENT.COM
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